UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2007

The Yankee Candle Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-15023	04-2591416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On January 22, 2007, The Yankee Candle Company, Inc., a Massachusetts corporation (the “Company”), in connection with the anticipated acquisition of the Company by an affiliate of Madison Dearborn Partners, LLC, commenced distribution of a preliminary offering memorandum to potential investors relating to a proposed Rule 144A offering of $300,000,000 aggregate principal amount of senior notes due 2015 and $225,000,000 aggregate principal amount of senior subordinated notes due 2017. The securities offered will not have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements. The Company is furnishing certain sections of the preliminary offering memorandum for the offering of the notes so that these sections will be disclosed pursuant to Regulation FD. A copy of these sections is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Excerpts from Preliminary Offering Memorandum, dated January 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.

Date: January 22, 2007	By:	/S/ JAMES A. PERLEY
James A. Perley, Senior Vice President and General Counsel